EXHIBIT (13)(b)

                                MATERIAL CONTRACT
                 SECOND AMENDMENT TO FINANCIAL AGENT AGREEMENT

                               SECOND AMENDMENT TO
                            FINANCIAL AGENT AGREEMENT

THIS AMENDMENT made effective as of the 1st day of June, 1998 amends that certain Financial Agent Agreement dated December 11, 1996, as amended March 23, 1998, by and between Phoenix Equity Planning Corporation and The Phoenix Edge Series Fund (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto wish to amend Schedule A of the Agreement to reflect the recently approved fee structure:

         NOW, THEREFORE, in consideration of the foregoing premise, Schedule A is hereby replaced with the Schedule A attached hereto and made part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 31st day of July, 1998.

                          THE PHOENIX EDGE SERIES FUND

                          By: /s/ Michael E. Haylon
                              --------------------------------
                                   Michael E. Haylon
                                   Executive Vice President



                          PHOENIX EQUITY PLANNING CORPORATION


                          By: /s/ Philip R. McLoughlin
                              --------------------------------
                                   Philip R. McLoughlin
                                   President












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                                   SCHEDULE A

                              REVISED FEE SCHEDULE

                 Fee Information For Services as Financial Agent

For its services hereunder Financial Agent shall be paid a fee equal to the sum of (1) the documented cost of fund accounting and related services provided by PFPC, Inc., as subagent, to Financial Agent, plus (2) the documented cost to Financial Agent to provide financial reporting and tax services and oversight of subagent's performance.

The current PFPC fees are attached hereto and made a part hereof.













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                                PFPC FEE SCHEDULE

        --------------------------------------------- -------------------
                 ASSETS UNDER MANAGEMENT                     FEES
        --------------------------------------------- -------------------
                      $0 - $200,000,000                    0.0850%
        --------------------------------------------- -------------------
                   $200 - $400,000,000                     0.0500%
        --------------------------------------------- -------------------
                   $400 - $600,000,000                     0.0300%
        --------------------------------------------- -------------------
                   $600 - $800,000,000                     0.0200%
        --------------------------------------------- -------------------
                   $800 - $1,000,000,000                   0.0150%
        --------------------------------------------- -------------------
                        > $1,000,000,000                   0.0125%
        --------------------------------------------- -------------------
                    Minimum Fund Fee                       $84,000
        --------------------------------------------- -------------------
                    Additional Class                       $12,000
        --------------------------------------------- -------------------

        EXISTING PORTFOLIOS:
        --------------------
        Asset Based Fees < $50MM WAIVED
        Class Fees - WAIVED
        Minimum Fund Fees - WAIVED

        NEW PORTFOLIOS (FIRST YEAR):
        ----------------------------
        Asset Based Fees < $50MM - 50% WAIVED Class Fees < $25 MM per Class - WAIVED Minimum Fund Fees - WAIVED

        NEW PORTFOLIOS (THERE AFTER):
        -----------------------------
        Asset Based Fees < $50MM - 25% WAIVED
        Class Fees < $25 MM per Class - 50% WAIVED
        Minimum Fund Fees < $50 MM - 50% WAIVED
        Minimum Fund Fees $50-100 MM - 25% WAIVED

        VARIABLE UNIT INVESTMENT TRUST VALUATION AND REPORTING
        ------------------------------------------------------
        $1,500 per Unit Investment Trust